Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On May 13, 2021, Alphatec Holdings, Inc. (“ATEC” or the “Company”) completed its initial tender offer (as set forth in Rule 14d-1(d) under the Securities Exchange Act of 1934) (“Tender Offer”) of EOS Imaging, SA (“EOS”) pursuant to the recommended cash offer of €2.45 (translated into $2.98 at the May 12, 2021 spot rate) per EOS Share (“EOS Share”) and €7.01 (translated into $8.52 at the May 12, 2021 spot rate ) per OCEANE outstanding convertible bond (“OCEANEs”) (such offer, the “Cash Offer Document,” published December 16, 2020 by ATEC such Tender Offer and its acceptance, “the Acquisition”).

The Acquisition of EOS was accounted for using the acquisition method of accounting as per the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with ATEC representing the accounting acquirer under this guidance. The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses. The unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the Acquisition. For each of the periods presented, the pro forma financial information reflects the combination of historical financial information of ATEC and EOS, adjusted to give effect to the acquisition method of accounting in accordance with ASC 805, as subsequently described in greater detail. Furthermore, additional pro forma adjustments have also been reflected to address differences in reporting currencies, differences in bases of accounting, and differences in the classification and presentation of certain financial information. For purposes of certain disclosures that follow, ATEC and EOS may be referred to collectively as the “Combined Company.”

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the six months ended June 30, 2021 are presented herein. The unaudited pro forma condensed combined statements of operations combine the historical results of ATEC and EOS for the year ended December 31, 2020 and the six months ended June 30, 2021 and give effect to the Acquisition as if it occurred on January 1, 2020.

The pro forma adjustments included in this document are subject to modification based on the final determination of the fair value of the assets acquired and liabilities assumed, additional analysis, and additional information that may become available, which may cause the final adjustments to be materially different from the pro forma condensed combined financial statements presented below. Following the consummation of the Acquisition, ATEC management performed a detailed review of EOS’ accounting policies in an effort to determine if differences in accounting policies require further reclassification of EOS’ results of operations or reclassification of assets or liabilities to conform to ATEC’s accounting policies and classification. As a result, ATEC may subsequently identify additional material differences in the accounting policies which could have a material impact on the unaudited pro forma combined financial information.

The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of results of operations that would have been realized if the Acquisition had been completed on the dates set forth above, nor is it indicative of future results or financial position of the Combined Company. Additionally, the final determination of the purchase price and the purchase price allocation, upon the completion of the Acquisition, will be based on EOS’ net assets acquired as of that date and will depend on a number of factors that cannot be predicted with certainty at this time. The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Acquisition or potential divestitures that may occur subsequent to the completion of the Acquisition or any Acquisition and integration costs that may be incurred. The pro forma adjustments, which ATEC believes are reasonable under the circumstances, are preliminary and are based upon available information and certain assumptions described in the accompanying notes to the unaudited pro forma condensed combined financial information. Actual results and valuations may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the following:

•

The historical audited consolidated financial statements of ATEC as of and for the year ended December 31, 2020 included in ATEC’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 5, 2021;

•

The historical unaudited consolidated financial statements of ATEC as of and for the six months ended June 30, 2021 included in ATEC’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the SEC on August 3, 2021; and

•	EOS’ audited financial statements and notes for the year ended December 31, 2020 included as an exhibit to ATEC’s Current Report on Form 8-K filed on July 23, 2021.

ALPHATEC HOLDINGS, INC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands)

	ATEC Historical	EOS Historical - As Translated (Note 5)	Reclassification and Policy Alignment	Note Ref	IFRS to US GAAP Adjustments	Note Ref	Transaction Adjustments	Note Ref	Pro Forma Combined
Revenues
Revenue from products and services	141,079	27,191	-		-		-		168,270
Revenue from international supply agreement	3,782	-	-		-		-		3,782
Other income	-	2,502	(2,502)	5A	-		-		-
Total Revenue	144,861	29,693	(2,502)		-		-		172,052
Cost of revenue	42,360	18,042	(154)	5A, 5B	-		8,600	7D	68,848
Gross Profit	102,501	11,651	(2,348)		-		(8,600)		103,204
Operating expenses:					-
Research and development	18,745	6,387	(528)	5A	(1,169)	6A	-		23,435
Sales, general and administrative	129,156	16,209	(1,924)	5A	-		-		143,441
Litigation - related expense	8,552	-	-		-		-		8,552
Amortization of Acquired Intangibles	688	-	-		-		7,124	7E	7,812
Impairment Charge	-	-	-		-		-		-
Transaction related expenses	4,223	-	1,395	5A	-		8,903	7C,7F	14,521
Gain on settlement	-	-	-		-		-		-
Restructuring	-	-	-		-		-		-
Gain on sales of assets	-	-	-		-		-		-
Total operating expenses	161,364	22,596	(1,057)		(1,169)		16,027		197,761
Operating loss	(58,863)	(10,945)	(1,291)		1,169	-	(24,627)		(94,557)
Interest and other expense, net:					-
Interest income (expense), net	(12,374)	(1,806)	-		(383)	6B	1,177	7A	(13,386)
Loss on debt extinguishment	(7,612)	-	-		-		-		(7,612)
Other income (expense), net	-	-	1,312	5A	-		-		1,312
Total interest and other expense, net	(19,986)	(1,806)	1,312		(383)		1,177		(19,686)
Loss from continuing operations before taxes	(78,849)	(12,751)	21		786		(23,450)		(114,243)
Income tax provision (benefit)	145	7	82	5A	-		-		234
Net loss	(78,994)	(12,758)	(61)		786		(23,450)		(114,477)
Net loss attributable to noncontrolling interests	-	-	-		-		(1,264)	7B	(1,264)
Net loss attributable to parent entity	(78,994)	(12,758)	(61)		786		(22,186)		(113,213)

ALPHATEC HOLDINGS, INC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021
(in thousands)

	ATEC Historical	EOS Historical - As Translated (Note 5)	Reclassification and Policy Alignment	Note Ref	IFRS to US GAAP Adjustments	Note Ref	Transaction Adjustments	Note Ref	Pro Forma Combined
Revenues
Revenue from products and services	99,485	14,810	-		-		-		114,295
Revenue from international supply agreement	769	-	-		-		-		769
Other income		556	(556)	5A	-				-
Total Revenue	100,254	15,366	(556)		-		-		115,064
Cost of revenue	27,848	9,364	(166)	5A, 5B	-		-		37,046
Gross Profit	72,406	6,002	(390)		-		-		78,018
Operating expenses:
Research and development	12,877	3,525	(84)	5A	(243)	6A	-		16,075
Sales, general and administrative	98,514	15,979	(215)	5A	-		(7,368)	7C, 7F	106,910
Litigation - related expense	4,502	-	-		-		-		4,502
Amortization of Acquired Intangibles	344	-	-		-		3,775	7E	4,119
Impairment Charge	-	-	-		-		-		-
Transaction related expenses	2,803	-	-		-		(2,803)	7C	-
Gain on settlement	-	-	-		-		-		-
Restructuring	1,331	-	-		-		-		1,331
Gain on sales of assets	-	-	-		-		-		-
Total operating expenses	120,371	19,504	(299)		(243)		(6,396)		132,937
Operating loss	(47,965)	(13,502)	(91)		243		6,396		(54,919)
Interest and other expense, net:
Other income (expense)	(1,966)	-	105	5A	-		-		(1,861)
Interest income (expense), net	(3,905)	(828)	-		(246)	6B	617	7A	(4,362)
Loss on debt extinguishment	-	-	-		-		-		-
Total interest and other expense, net	(5,871)	(828)	105		(246)		617		(6,223)
Loss from continuing operations before taxes	(53,836)	(14,330)	14		(3)		7,013		(61,142)
Income tax provision (benefit)	73	-	-	5A	-		-		73
Net loss	(53,909)	(14,330)	14		(3)		7,013		(61,215)
Net loss attributable to noncontrolling interests	-	-			-		-		-
Net loss attributable to parent entity	(53,909)	(14,330)	14		(3)		7,013		(61,215)

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(In USD thousands, except per share data and as otherwise noted)

Note 1 – Description of Business Combination

On May 13, 2021, ATEC completed the purchase of 15,815,971 EOS Shares and 2,312,074 OCEANEs pursuant to the Tender Offer. Prior to May 13, 2021 ATEC acquired 7,940,090 EOS Shares and 174,061 OCEANEs on the open market outside of the Tender Offer which were recorded as investments in equity and debt securities, respectively. After the completion of the initial Tender Offer, the Company’s holdings of EOS represent approximately 89.1% of the outstanding EOS Shares and 57.2% of the OCEANEs, equal to approximately 80.0% of the capital and voting rights of EOS on a fully diluted basis. Pursuant to applicable French laws and regulations, the Tender Offer was reopened by the Autorité des Marchés Financiers (the “AMF”) in France to purchase all of the remaining EOS Shares and OCEANEs at the same respective prices as in the initial Offer on May 17, 2021. The results of the completion of the initial Tender Offer were published on May 10, 2021, by the AMF, and settlement occurred on May 13, 2021. In connection with the proposed Acquisition of EOS, the Company announced in December 2020 a definitive securities purchase agreement to raise $138.0 million in a private placement of common stock at a price of $11.11 per share. The private placement, which closed on March 1, 2021, generated net proceeds of $131.8 million, net of fees related to the private placement.

Note 2 – Basis of Presentation

The accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the six months ended June 30, 2021 are presented herein. The unaudited pro forma condensed combined statements of operations combine the historical results of ATEC and EOS for the year ended December 31, 2020 and the six months ended June 30, 2021 and give effect to the Acquisition as if it occurred on January 1, 2020. The historical financial information has been adjusted to give effect to pro forma adjustments that address differences in reporting currencies, differences in bases of accounting, and differences in the classification and presentation of certain financial information and reflect transaction accounting adjustments, as well as other adjustments deemed to be directly related to the Acquisition, irrespective of whether such adjustment is deemed to be recurring or not. Any adjustments for differences in bases of accounting are determined after taking into effect the impacts of purchase accounting.

ATEC is deemed to be the accounting acquirer and the pro forma adjustments are preliminary and are based on estimates that are subject to change. The Combined Company will not be a “foreign private issuer” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Exchange Act. Accordingly, the pro forma information of the Combined Company is prepared in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”).

ATEC’s historical audited financial statements were prepared in accordance with U.S. GAAP and presented in thousands of U.S. dollars (“USD”). EOS’ group audited consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as adopted by the International Accounting Standards Board (“IASB”) and presented in thousands of Euros (“EUR”). Certain reclassifications were made to align EOS’ financial statement presentation with that of ATEC based on information available to date (see Note 5) and to conform EOS’ financial statements to be prepared in accordance with U.S. GAAP (see Note 6). The unaudited pro forma condensed combined statements of operations also include certain purchase accounting adjustments (see Note 7). Following the consummation of the Acquisition, ATEC management will conduct a detailed review of the accounting for the Acquisition and as a result of that review, ATEC management may identify differences that, when finalized, could have a material impact on the unaudited pro forma condensed combined financial information.

Note 3 – Purchase Price

The total cash paid for the acquisition of EOS is approximately $66.5 million which along with the pre-existing equity and debt interest held in ATEC accounts for approximately 80% of the capital and voting rights of EOS. The acquisition consists of the purchase of both EOS Shares and OCEANEs.

EOS Shares

ATEC purchased approximately 89.1% of the total outstanding EOS Shares as of the date of the Acquisition for approximately $46.9 million (translated from Euros to USD at the May 13, 2021 spot rate) and is based on  EOS shareholders receiving a collective €38.8 million in cash pursuant to the Tender Offer price of €2.45 (translated into $2.97 at the May 13, 2021 spot rate) per share of EOS stock.

OCEANEs

ATEC additionally acquired 57.2% of outstanding OCEANE bonds for approximately $19.6 million (translated from Euros to USD at the May 13, 2021 spot rate) and is based on OCEANE holders receiving a collective €16.2 million in cash based on the Tender Offer price of  €7.01 (translated into $8.49 at the May 13, 2021 spot rate) per unit of OCEANE bonds.

The remaining 10.9% of outstanding EOS Shares was recognized as noncontrolling interest on the balance sheet in the amount of $8.5 million as of May 13, 2021. Additionally, net loss attributable to such noncontrolling interest of $1.3 million is recognized for the year ended December 31, 2020.

ATEC completed the purchase of EOS’ remaining outstanding and issued EOS Shares on June 2, 2021 for €7.0 million.

Note 4 - Preliminary Purchase Price Allocation

Under the acquisition method of accounting, EOS’ assets and liabilities will be recorded at fair value at the date of the completion of the Acquisition and combined with the historical carrying amounts of ATEC’s assets and liabilities. For this purpose, fair value shall be determined in accordance with the fair value concepts defined in ASC Topic 820, Fair Value Measurement (“ASC 820”). Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective and can involve a high degree of estimation. ATEC’s cost to acquire EOS has been allocated to the assets acquired, liabilities assumed and goodwill based upon management’s preliminary estimate of what their respective fair values are as of the Acquisition date of May 13, 2021.

The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after completion of the Acquisition and will be based on the fair values of the assets acquired and liabilities assumed as of the Acquisition closing date. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

The purchase price is allocated to the underlying assets acquired and liabilities assumed based on the midpoint of their respective estimated fair values, with any excess purchase price allocated to goodwill as follows (in USD thousands):

Equity/Debt Interest Held		$25,026
Cash consideration		66,528
Noncontrolling interest		8,454
Cash and Cash Equivalents	16,778
Accounts receivable, net	9,083
Inventory	26,531
Property, plant and equipment	1,650
Other assets acquired	9,158
Identifiable intangible assets acquired	71,500
Goodwill	31,822
Estimated fair value of total assets acquired	166,522

Contract liabilities	21,196
Long-term debt	15,297
Other liabilities assumed	30,021
Estimated fair value of total liabilities assumed	66,514

Estimated fair value of net acquired assets		$100,008

Note 5 – Financial Statement Translation of and Adjustments to EOS’ Historical Financial Statements to Conform to ATEC’s Policies and Presentation

EOS’ consolidated statement of operations as of and for the year ended December 31, 2020 and the six months ended June 30, 2021 have been prepared in accordance with IFRS as adopted by the IASB, which differs in certain material respects from U.S. GAAP and ATEC’s accounting policies. This statement of operations for the year ended December 31, 2020 and the six months ended June 30, 2021 have been adjusted to align EOS’ historical statement of operations for the year ended December 31, 2020 and the six months ended June 30, 2021 to ATEC’s U.S. GAAP accounting policies after taking into effect the impacts of purchase accounting.

For purposes of preparing the unaudited pro forma condensed combined financial information the historical financial information of EOS was translated from EUR to USD using the following historical exchange rates:

Period of Exchange Rate	$ / €
Statement of Operations for the six months ended June 30, 2021 average exchange rate for that period	1.21
Statement of Operations for the year ended December 31, 2020 average exchange rate for that period	1.14

Translation, Reclassification, and Policy Alignment

Translation and Alignment of EOS Historical Financial Statements

EOS has historically prepared and reported its financial information in EUR. However, ATEC’s reporting currency is USD. Accordingly, EOS’ historical financial information was translated from EUR into USD, and aligned into certain ATEC financial statement line items prior to inclusion in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and the six months ended June 30, 2021. Information regarding EOS’ historical financial information both prior to and subsequent to translation and grouping as well as the foreign currency exchange rates at which such information was translated into USD, is summarized below:

Unaudited Pro Forma Condensed Combined Statement of Operations – Year ended December 31, 2020

For purposes of preparing the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, EOS’ audited consolidated income statement for the year ended December 31, 2020 was translated from EUR to USD using the following weighted-average foreign currency exchange rate for the period: €1.00 to $1.14. The following table illustrates the impact of translating EOS’ consolidated income statement for the year ended December 31, 2020 into USD and aligning financial statement line items therein to conform to ATEC’s financial statement presentation:

	EOS Historical (in € '000's)	Groupings into ATEC Presentation (in € '000's)	EOS Historical after Groupings and Adjustments (in € '000's)	EOS Historical - As Translated (in $‘000)
Revenue	23,829	-	23,829	27,191
Other Income	2,192	-	2,192	2,502
Cost of revenues	11,223	4,587	15,810	18,042
Indirect costs of production and service	4,587	(4,587)	-	-
Gross Profit	10,211	-	10,211	11,651
Operating cost and expenses:
Research and development	5,597	-	5,597	6,387
Sales, general and administrative	7,390	6,814	14,204	16,209
General and administrative	5,972	(5,972)	-	-
Regulatory	804	(804)	-	-
Share-based payments	38	(38)	-	-
Total operating expenses	19,801	-	19,801	22,596
Income (Loss) from operations	(9,591)	-	(9,591)	(10,945)
Interest income (expense), net	-	(1,582)	(1,582)	(1,806)
Finance revenue	1,163	(1,163)	-	-
Finance expense	(2,746)	2,746	-	-
Total interest and other expense, net	(1,582)	-	(1,582)	(1,806)
Loss from continuing operations before taxes	(11,173)	-	(11,173)	(12,751)
Income tax provision (benefit)	6	-	6	7
Net loss	(11,179)	-	(11,179)	(12,758)

Unaudited Pro Forma Condensed Combined Statement of Operations – Six months ended June 30, 2021:

For purposes of preparing the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021, EOS’ consolidated income statement for the six months ended June 30, 2021 was translated from EUR to USD using the following weighted-average foreign currency exchange rate for the period: €1.00 to $1.21. The following table illustrates the impact of translating EOS’ consolidated income statement for the six months ended June 30, 2021 into USD and aligning financial statement line items therein to conform to ATEC’s financial statement presentation:

	EOS Historical (in € '000's)	Groupings into ATEC Presentation (in € '000's)	EOS Historical after Groupings and Adjustments (in € '000's)	EOS Historical - As Translated (in $‘000)
Revenue	12,246	-	12,246	14,810
Other Income	460	-	460	556
Cost of revenues	5,543	2,200	7,743	9,364
Indirect costs of production and service	2,200	(2,200)	-	-
Gross Profit	4,963	-	4,963	6,003
Operating cost and expenses:
Research and development	2,915	-	2,915	3,525
Sales, general and administrative	4,040	9,173	13,213	15,979
General and administrative	8,671	(8,671)	-	-
Regulatory	472	(472)	-	-
Share-based payments	30	(30)	-	-
Total operating expenses	16,128	-	16,128	19,504
Income (Loss) from operations	(11,164)	-	(11,164)	(13,502)
Interest income (expense), net	-	(685)	(685)	(828)
Finance revenue	184	(184)	-	-
Finance expense	(869)	869	-	-
Total interest and other expense, net	(685)	-	(685)	(828)
Loss from continuing operations before taxes	(11,849)	-	(11,849)	(14,330)
Income tax provision (benefit)	-	-	-	-
Net loss	(11,849)	-	(11,849)	(14,330)

Reclassification Adjustments

A.

In addition to the translation and alignment of EOS’ historical financial information to conform to ATEC’s financial statements reporting currency and financial statement line items, the following summary represents reclassifications to conform EOS’ historical financial information to financial statement line items and presentation of the Combined Company based on ATEC’s accounting policies:

EOS December 31, 2020 Statement of Operations Reclassification Adjustments

i.	R&D tax credits of $1.2 million (€1.0 million) from Other income to Research and development.
ii.	CVAE tax expenses of $82 thousand (€72 thousand) from Sales, general and administrative to Income tax provision, net.
iii.	Payments received for government assistance of $1.3 million (€1.1 million) from Other income to Other income (expense), net.
iv.

Represents adjustments to align the treatment of certain rental, indirect production, and direct production costs with treatment by ATEC of $216 thousand (€189 thousand) from Cost of revenues and $447 thousand (€392 thousand) from Sales, general and administrative to Research and development.

v.	Includes a reclass of transaction related expenses of $1.4 million (€1.2 million) between Sales, general and administrative and Transaction related expenses.

EOS June 30, 2021 Statement of Operations Reclassification Adjustments

i.	R&D tax credits of $451 thousand (€373 thousand) from Other income and to Research and development.
ii.	Payments received for government assistance of $105 thousand (€87 thousand) from Other income to Other income (expense), net.
iii.

Represents adjustments to align the treatment of certain rental, indirect production, and direct production costs with treatment by ATEC of $152 thousand (€126 thousand) from Cost of revenues and $215 thousand (€178 thousand) from Sales, general and administrative to Research and development.

Conforming Accounting Policies

The following adjustment has been made to align EOS’ historical statement of operations for the year ended December 31, 2020 and statement of operations for the six months ended June 30, 2021 to ATEC’s accounting policies:

B.

Cost of revenue. Represents adjustments to (1) capitalize additional costs into inventory associated with internal production wages, amortization of equipment used in production, and rent of space used in production and (2) utilize standard costing approximating average costs determined on a first-in first-out basis rather than weighted average unit cost. The December 31, 2020 statement of operations has an increase in Cost of revenues of $63 thousand after adjusting for the amount expensed associated with the $528 thousand capitalized costs into inventory as is the products are sold; and the June 30, 2021 statement of operations has a decrease of $14 thousand after adjusting for the amount expensed associated with the $475 thousand capitalized costs into inventory as the products are sold.

Note 6 –Adjustments to EOS’ Historical Financial Statements to Conform to U.S. GAAP

The following adjustments have been made to align EOS’ historical statement of operations for the year ended December 31, 2020, and statement of operations for the six months ended June 30, 2021, which were prepared in accordance with IFRS to U.S GAAP.

A.

Capitalized Development Costs. Represents an adjustment to record a reversal of capitalized development costs, since under U.S. GAAP, internally generated development costs are expensed as incurred, with certain exceptions for software and advertising that are not applicable to this balance.  On the statement of operations for the year ended December 31, 2020 and the six months ended June 30, 2021 and, this resulted in a decrease to research and development of $1.2 million and $243 thousand, respectively.

B.

Outstanding Convertible Bonds. Represents an adjustment to Interest expense resulting from the change under U.S. GAAP, and results in a $383 thousand increase to Interest expense for the year ended December 31, 2020 and a $246 thousand increase to Interest expense for the six months ended June 30, 2021.

Note 7 –Transaction Adjustments

Adjustments included in the unaudited pro forma financial information are represented by the following:

A.

Convertible Debt held by ATEC: Adjustment eliminates the interest expense for the portion of the OCEANE’s held by ATEC. Results in a $1.2 million decrease to Interest income (expense), net for the year ended December 31, 2020 and a $617 thousand decrease to Interest expense for the six months ended June 30, 2021.

B.	Noncontrolling Interest: Adjustment reflects the EOS net loss attributable to the noncontrolling interest of $1.3 million for the year ended December 31, 2020.

C.

Transaction Costs: Reflects the increase of transaction expenses related to transaction costs incurred by ATEC and EOS resulting in a $8.9 million increase to Transaction related expenses on the statement of operations for the year ended December 31, 2020 and a $4.4 million decrease to Sales, general and administrative and a $2.8 million decrease to Transaction related expenses for the six months ended June 30, 2021 for expenses which were shifted to the December 31, 2020 financials.

D.

Cost of revenue: Inventory is expected to turnover during the first-year post-Acquisition. Therefore, Cost of revenues in the pro forma statement of income for the year ended December 31, 2020 has been adjusted by the full amount of the inventory fair value adjustment of $8.6 million.

E.

Intangible Assets: Adjustment is recorded to reflect the amortization for the intangible assets acquired as part of the acquisition. The adjustment reflects an increase in Amortization of acquired intangibles of $7.1 million for the year ended December 31, 2020 and $3.8 million for the six months ended June 30, 2021.

F.

Compensation Arrangements: As a part of the transaction total success bonuses of $3.0 million (translated from €2.5 million at the May 13, 2021 spot rate) are to be provided to management of EOS as approved by the EOS board and dictated by the Term Offer upon the close of the transaction. These bonuses are to be paid after the close.

Statement of operations impact

Adjustment to include expenses of $2.0 million in Transaction related expenses for the success bonuses for the year ended December 31, 2020 which would have been incurred prior to the acquisition date.

Adjustment to eliminate expenses of $3.0 million for the success bonuses for the six months ended June 30, 2021 which was moved into the December 31, 2020 period.